UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 1, 2006

TRIMAX CORPORATION
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

0-32749
(Commission File Number)

76-0616468
(IRS Employer Identification No.)

2 Lombard Street, Suite 204
Toronto, Ontario, Canada M5C 1M1
(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code 416-368-4060

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 - Financial Information

Item 2.01 Completion of Acquisition or Disposition of Assets

On June 1, 2006 Trimax Corporation (“Trimax”) entered into a Reorganization Agreement with the shareholders of Multi-Source, Inc. (“MSI”), an Ontario Corporation.

Under the terms of the Reorganization Agreement, the shareholders of Multi-Source conveyed all of the issued and outstanding shares of Multi-Source to Trimax in exchange for up to 5,000,000 shares of Trimax’s common stock which, upon issuance, will represent 16.19% of Trimax’s issued and outstanding shares of common stock. At closing on June 1, 2006, 3,000,000 shares of common stock of Trimax were issued. Up to an additional 2,000,000 shares may issued upon the achievement of certain milestones by the Multi-Source business within 18 months.

The acquisition of 100% of the outstanding shares of Multi-Source by Trimax closed on June 1, 2006.

Section 3 - Securities and Trading Markets

Item 3.02 Unregistered Sales of Equity Securities

On June 1, 2006 Trimax issued 3,000,000 shares of common stock to the shareholders of Multi-Source in exchange for all the outstanding shares of Multi-Source. The transaction was exempt from registration under the Securities Act of 1933 (the “Act”) pursuant to Sections 4(2) and 4(6) of the Act as a transaction not involving a public offering, Rule 506 of Regulation D and Regulation S promulgated under the Act.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(a)	Financial Statements of business acquired

(b)	Pro Forma financial information

Financial statements and pro forma financial information will be filed by amendment to this Form 8-K within 71 days of June 7, 2006.

(c)	Exhibits

2.1 Reorganization Agreement dated June 1, 2006 between Trimax Corporation and the shareholders of Multi-Source Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRIMAX CORPORATION
(Registrant)

Date: June 7, 2006

    /s/ Derek Pepler

Derek Pepler, President